Exhibit 10.5

GUARANTY

                     GUARANTY (as the same may be amended, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of March 1, 2002, by and among the CA NEW PLAN ASSET PARTNERSHIP IV, L.P., a Delaware limited partnership (the “Subsidiary Guarantor”) and FLEET NATIONAL BANK, as administrative agent (in such capacity, the “Administrative Agent”) on behalf of the Lenders under and as defined in the Loan Agreement (hereinafter defined).

RECITALS

         I.         Reference is made to the Term Loan Agreement, dated as of May 9, 2001, by and among New Plan Excel Realty Trust, Inc., a Maryland corporation, the Lenders party thereto, and the Administrative Agent, as amended by Amendment No. 1 to Term Loan Agreement dated September 6, 2001, and Amendment No. 2 to Term Loan Agreement dated January 11, 2002 (as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”).

         II.        In accordance with the requirements of the Loan Agreement, the Administrative Agent has required that Subsidiary Guarantor execute and deliver this Guaranty.

         III.       Subsidiary Guarantor expects to derive substantial benefit from the Loan Agreement and the transactions contemplated thereby and, in furtherance thereof, has agreed to execute and deliver this Guaranty.

                     Therefore, in consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subsidiary Guarantor, the Borrower and the Administrative Agent hereby agree as follows:

1.	Defined Terms

                     (a)         Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

                     (b)         When used in this Guaranty, the following capitalized terms shall have the respective meanings ascribed thereto as follows:

                                 “Borrower Obligations” means all present and future obligations and liabilities, whether deemed principal, interest, additional interest, fees, expenses or otherwise of the Borrower to the Administrative Agent and the Lenders, including, without limitation, all obligations under (i) the Loan Agreement, (ii) the Notes and (iii) all other Loan Documents.

                                 “Guarantor Obligations” means, with respect to Subsidiary Guarantor, all of the obligations and liabilities of Subsidiary Guarantor hereunder, whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired.

2.	Guarantee

                     (a)         Subject to Section 2(b), Subsidiary Guarantor hereby absolutely, irrevocably and unconditionally guarantees the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Borrower Obligations. The agreements of Subsidiary Guarantor in this Guaranty constitute a guarantee of payment, and no Credit Party shall have any obligation to enforce any Loan Document or exercise any right or remedy with respect to any collateral security thereunder by any action, including making or perfecting any claim against any Person or any collateral security for any of the Borrower Obligations prior to being entitled to the benefits of this Guaranty. The Administrative Agent may, at its option, proceed against the Subsidiary Guarantor, in the first instance, to enforce the Guarantor Obligations without first proceeding against the Borrower or any other Person, and without first resorting to any other rights or remedies, as the Administrative Agent may deem advisable. In furtherance hereof, if any Credit Party is prevented by law from collecting or otherwise hindered from collecting or otherwise enforcing any Borrower Obligation in accordance with its terms, such Credit Party shall be entitled to receive hereunder from the Subsidiary Guarantor after demand therefor, the sums which would have been otherwise due had such collection or enforcement not been prevented or hindered.

                     (b)         Notwithstanding anything to the contrary contained herein, the maximum aggregate amount of the obligations of Subsidiary Guarantor hereunder shall not, as of any date of determination, exceed the lesser of the greatest amount that is valid and enforceable against Subsidiary Guarantor under principles of New York State contract law and the greatest amount that would not render Subsidiary Guarantor’s liability hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liability (A) in respect of intercompany indebtedness to the Borrower or any Affiliate or Subsidiary of the Borrower, to the extent that such intercompany indebtedness would be discharged to the extent payment is made by Subsidiary Guarantor hereunder, and (B) under any guarantee of (1) senior unsecured indebtedness or (2) indebtedness subordinated in right of payment to any Borrower Obligation, in either case which contains a limitation as to maximum liability similar to that set forth in this Section 2(b) and pursuant to which the liability of Subsidiary Guarantor hereunder is included in the liabilities taken into account in determining such maximum liability) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of Subsidiary Guarantor pursuant to applicable law or any agreement providing for an equitable allocation among Subsidiary Guarantor and other Affiliates or Subsidiaries of the Borrower of obligations arising under guarantees by such parties.

                     (c)         Subsidiary Guarantor agrees that the Guarantor Obligations may at any time and from time to time exceed the maximum aggregate amount of the obligations of Subsidiary Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of any Credit Party hereunder.

3.	Absolute Obligation

                     Subsidiary Guarantor shall not be released from liability hereunder unless and until the Commitments of the Lenders have terminated and either (i) the Borrower shall have paid in full the outstanding principal balance of the Loans, together with all accrued and unpaid interest thereon, and all other amounts then due and owing under the Loan Documents, or (ii) the Guarantor Obligations of Subsidiary Guarantor shall have been paid in full in cash. Subsidiary Guarantor acknowledges and agrees that (a) no Credit Party has made any representation or warranty to Subsidiary Guarantor with respect to the Borrower, any of its Subsidiaries, any Loan Document, or any agreement, instrument or document executed or delivered in connection therewith, or any other matter whatsoever, and (b) Subsidiary Guarantor shall be liable hereunder, and such liability shall not be affected or impaired, irrespective of (A) the validity or enforceability of any Loan Document, or any agreement, instrument or document executed or delivered in connection therewith, or the collectibility of any of the Borrower Obligations, (B) the preference or priority ranking with respect to any of the Borrower Obligations, (C) the existence, validity, enforceability or perfection of any security interest or collateral security under any Loan Document, or the release, exchange, substitution or loss or impairment of any such security interest or collateral security, (D) any failure, delay, neglect or omission by any Credit Party to realize upon or protect any direct or indirect collateral security, indebtedness, liability or obligation, any Loan Document, or any agreement, instrument or document executed or delivered in connection therewith, or any of the Borrower Obligations, (E) the existence or exercise of any right of set-off by any Credit Party, (F) the existence, validity or enforceability of any other guarantee with respect to any of the Borrower Obligations, the liability of any other Person in respect of any of the Borrower Obligations, or the release of any such Person or any other guarantor of any of the Borrower Obligations, (G) any act or omission of any Credit Party in connection with the administration of any Loan Document or any of the Borrower Obligations, (H) the bankruptcy, insolvency, reorganization or receivership of, or any other proceeding for the relief of debtors commenced by or against, any Person, (I) the disaffirmance or rejection, or the purported disaffirmance or purported rejection, of any of the Borrower Obligations, any Loan Document, or any agreement, instrument or document executed or delivered in connection therewith, in any bankruptcy, insolvency, reorganization or receivership, or any other proceeding for the relief of debtor, relating to any Person, (J) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of any Loan Document, or any agreement, instrument or document executed or delivered in connection therewith or any of the Borrower Obligations, or which might cause or permit to be invoked any alteration in the time, amount, manner or payment or performance of any of the Borrower’s obligations and liabilities (including the Borrower Obligations), (K) the merger or consolidation of the Borrower into or with any Person, (L) the sale by the Borrower of all or any part of its assets, (M) the fact that at any time and from time to time none of the Borrower Obligations may be outstanding or owing to any Credit Party, (N) any amendment or modification of, or supplement to, any Loan Document, or (O) any other reason or circumstance which might otherwise constitute a defense available to or a discharge of the Borrower in respect of its obligations or liabilities (including th e Borrower Obligations) or of Subsidiary Guarantor in respect of any of the Guarantor Obligations (other than by the performance in full thereof).

4.	Representations and Warranties

                     (a)         Subsidiary Guarantor represents and warrants that all representations and warranties relating to it contained in the Loan Agreement are true and correct.

                     (b)         Subsidiary Guarantor represents and warrants that it has full legal power and authority to enter into, execute, deliver and perform the terms of this Guaranty, all of which have been duly authorized by all proper and necessary corporate or trust action.

                     (c)         Subsidiary Guarantor represents and warrants that this Guaranty constitutes the valid and legally binding obligation of Subsidiary Guarantor, and is enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally; and that the execution, delivery and performance by Subsidiary Guarantor of this Guaranty does not violate the provisions of any applicable statute, law, rule or regulation of any Governmental Authority.

                     (d)         Subsidiary Guarantor represents and warrants that no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Authority or any other Person not obtained is required to be obtained by Subsidiary Guarantor to authorize, or is required in connection with, the execution, delivery and performance of this Guaranty or is required to be obtained by Subsidiary Guarantor as a condition to the validity or enforceability of this Guaranty.

5.	Notices

                     Except as otherwise specifically provided herein, all notices, requests, consents, demands, waivers and other communications hereunder shall be in writing (including facsimile) and shall be given in the manner set forth in Section 11.2 of the Loan Agreement (i) in the case of the Administrative Agent, to the address set forth in Section 11.2 of the Loan Agreement, (ii) in the case of Subsidiary Guarantor, to the address set forth in Schedule I hereto, or (iii) in the case of each party hereto, to such other addresses as to which the Administrative Agent may be hereafter notified by the respective parties hereto.

6.	Expenses

                     Subsidiary Guarantor agrees that it shall, promptly after demand, pay to the Administrative Agent any and all reasonable out-of-pocket sums, costs and expenses, which any Loan Party may pay or incur defending, protecting or enforcing this Guaranty (whether suit is instituted or not), reasonable attorneys’ fees and disbursements. All sums, costs and expenses which are due and payable pursuant to this Section shall bear interest, payable on demand, at the highest rate then payable on the Borrower Obligations.

7.	Repayment in Bankruptcy, etc.

                     If, at any time or times subsequent to the payment of all or any part of the Borrower Obligations or the Guarantor Obligations, any Credit Party shall be required to repay any amounts previously paid by or on behalf of the Borrower or Subsidiary Guarantor in reduction thereof by virtue of an order of any court having jurisdiction in the premises, including as a result of an adjudication that such amounts constituted preferential payments or fraudulent conveyances, the Subsidiary Guarantor unconditionally agrees to pay to the Administrative Agent, within 10 days after demand, a sum in cash equal to the amount of such repayment, together with interest on such amount from the date of such repayment by such Credit Party to the date of payment to the Administrative Agent at the applicable after-maturity rate set forth in the Loan Agreement.

8.	Miscellaneous

                     (a)         Except as otherwise expressly provided in this Guaranty, Subsidiary Guarantor hereby waives presentment, demand for payment, notice of default, nonperformance and dishonor, protest and notice of protest of or in respect of this Guaranty, the other Loan Documents and the Borrower Obligations, notice of acceptance of this Guaranty and reliance hereupon by any Credit Party, and the incurrence of any of the Borrower Obligations, notice of any sale of collateral security or any default of any sort.

                     (b)         Subsidiary Guarantor is not relying upon any Credit Party to provide to Subsidiary Guarantor any information concerning the Borrower or any of its Subsidiaries, and Subsidiary Guarantor has made arrangements satisfactory to Subsidiary Guarantor to obtain from the Borrower on a continuing basis such information concerning the Borrower and its Subsidiaries as Subsidiary Guarantor may desire.

                     (c)         Subsidiary Guarantor agrees that any statement of account with respect to the Borrower Obligations from any Credit Party to the Borrower which binds the Borrower shall also be binding upon Subsidiary Guarantor, and that copies of said statements of account maintained in the regular course of or such Credit Party’s business may be used in evidence against Subsidiary Guarantor in order to establish its Guarantor Obligations.

                     (d)         Subsidiary Guarantor acknowledges that it has received a copy of the Loan Documents and has approved of the same. In addition, Subsidiary Guarantor acknowledges having read each Loan Document and having had the advice of counsel in connection with all matters concerning its execution and delivery of this Guaranty.

                     (e)         This Guaranty shall be binding upon Subsidiary Guarantor and its successors and inure to the benefit of, and be enforceable by the Administrative Agent, Lenders and their respective successors, transferees and assigns. Subsidiary Guarantor may not assign any right, or delegate any duty, it may have under this Guaranty.

                     (f)         Subject to the limitations set forth in Section 2(b), the Guarantor Obligations shall be joint and several.

                     (g)         This Guaranty is the “Guaranty” referred to in the Loan Agreement, and is subject to, and should be construed in accordance with, the provisions thereof. Each of the parties hereto acknowledges and agrees that the following provisions of the Loan Agreement are made applicable to this Guaranty and all such provisions are incorporated by reference herein as if fully set forth herein, including Sections 1 (Definitions), 2.13 (Taxes; Net Payments), 9.1 (Events of Default), 11.1 (Amendments and Waivers), 11.3 (No Waiver; Cumulative Remedies), 11.5 (Payment of Expenses and Taxes), 11.7 (Successors and Assigns), 11.9 (Counterparts), 11.12 (Indemnity), 11.13 (Governing Law), 11.14, (Headings Description), 11.15 (Severability), 11.16 (Integration), 11.17 (Consent to Jurisdiction), 11.18 (Service of Process), 11.19 (No Limitation on Service or Suit) and 11.20 (WAIVER OF TRIAL BY JURY) thereof.

                     (h)         Subsidiary Guarantor agrees that (i) the execution and delivery of a Guaranty by any Required Additional Guarantor after the date hereof shall not affect the obligations of the Subsidiary Guarantor hereunder, and (ii) the Subsidiary Guarantor and each such Required Additional Guarantor shall, subject to Section 2(b), be jointly and severally liable for all of the Borrower Obligations.

                     (i)         The undersigned Subsidiary Guarantor is a Required Additional Guarantor and acknowledges and agrees that it is executing this Guaranty in accordance with the requirements of the Loan Agreement in order to induce the Credit Parties to make additional Loans and as consideration for Loans previously made or issued. The undersigned Subsidiary Guarantor agrees that, subject to Section 2(b), it is jointly and severally liable with all other Subsidiaries who have previously executed and delivered a Guaranty pursuant to the Loan Agreement for all of the Borrower Obligations.

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         IN EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Subsidiary Guarantee to be duly executed on its behalf.

CA NEW PLAN ASSET PARTNERSHIP IV, L.P., a Delaware limited partnership

By:	CA New Plan Asset, Inc., a Delaware corporation, its sole general partner

	By:	/s/ Steven F. Siegel

	Name:	Steven F. Siegel

	Title:	Senior Vice President

FLEET NATIONAL BANK, as Administrative Agent

By:	/s/ Bill Lamb

Name:	Bill Lamb

Title:	Vice President

Schedule I
to Subsidiary Guaranty

SUBSIDIARY GUARANTOR

under Guaranty dated as of March 1, 2002

	Jurisdiction of Incorporation	Address for
Name	or Formation	Notices

CA New Plan Asset	Delaware	c/o New Plan Excel

Partnership IV, L.P.		Realty Trust, Inc.

1120 Avenue of the Americas

New York, New York 10036